MHR CAPITAL PARTNERS MASTER ACCOUNT LP

By: MHR Advisors LLC, its General Partner

By: /s/ Hal Goldstein

    Name: Hal Goldstein
    Title: Vice President

Address:      40 West 57th Street, 24th Floor

         New York, New York 10019

MHR CAPITAL PARTNERS (100) LP

By: MHR Advisors LLC, its General Partner

By: /s/ Hal Goldstein

    Name: Hal Goldstein
    Title: Vice President

Address:      40 West 57th Street, 24th Floor

         New York, New York 10019

MHR ADVISORS LLC

By: /s/ Hal Goldstein

    Name: Hal Goldstein
    Title: Vice President

Address:      40 West 57th Street, 24th Floor

         New York, New York 10019

OTQ LLC

By: /s/ Hal Goldstein

    Name: Hal Goldstein
    Title: Authorized Signatory

Address:      40 West 57th Street, 24th Floor

         New York, New York 10019

MHR FUND MANAGEMENT LLC

By: /s/ Hal Goldstein

    Name: Hal Goldstein
    Title: Managing Principal

Address:      40 West 57th Street, 24th Floor

         New York, New York 10019